As filed with the Securities and Exchange Commission on February 25, 2003

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

POPULAR, INC.
(Exact Name of registrant as specified in its Charter)

(787) 765-9800
(Registrant’s telephone number, including area code)

Puerto Rico	66-041-6582
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

Popular Center Building 209 Munoz Rivera Avenue, Hato Rey San Juan, Puerto Rico (Address of principal executive offices)	00918 (Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☐	If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☒

Securities Act registration statement file number to which this form relates: No. 333-73242

Securities to be registered pursuant to Section 12(b) of the Act: None

Title of each class to be so registered	Name of each exchange on which each class is to be registered

Securities to be registered pursuant to Section 12(g) of the Act:

6.375% Noncumulative Monthly Income Preferred Stock, 2003 Series A
(Title of Class)

Item 1.     Description of Registrant’s Securities to be Registered

A description of the 6.375% Noncumulative Monthly Income Preferred Stock, 2003 Series A, no par value per share (the “2003 Series A Preferred Stock”), of Popular, Inc. (the “Company”) is contained in a Prospectus Supplement filed with the Securities and Exchange Commission on February 24, 2003 pursuant to Rule 424(b)(5) under the Securities Act of 1933, as amended. The Prospectus Supplement supplements the Prospectus contained in the Company’s Registration Statement on Form S-3 (File No. 333-73242), which became effective on November 19, 2001, and it is incorporated herein by reference.

Item 2.     Exhibits

3.1	Restated Certificate of Incorporation of the Company, incorporated by reference to Exhibit 4(a) to the Company’s Registration Statement on Form S-3 (Nos. 333-26941, 333-26941-01 and 333-26941-02) filed with the Commission on May 12, 1997.

3.2	By-laws of the Company, as amended, incorporated by reference to Exhibit 4.2 to the Company’s Registration Statement on Form S-8 (No. 333-80169) filed with the Commission on June 8, 1999.

3.3	Certificate of Designation creating the 6.375% Noncumulative Monthly Income Preferred Stock, 2003 Series A.*

4.1	Form of the 2003 Series A Preferred Stock Certificate.*

*	Filed herewith.

SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

POPULAR, INC.

Date: February 25, 2003	By:	/s/ AMÍLCAR L. JORDÁN Amílcar L. Jordán Senior Vice President (Principal Accounting Officer)

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